As filed with the Securities and Exchange Commission on July 8, 1999
                                                 Registration No. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------


                           BANKATLANTIC BANCORP, INC.
                           --------------------------
             (Exact name of registrant as specified in its charter)

                 Florida                                 65-050780
                 -------                                ---------
      (State or other jurisdiction of                (I.R.S. Employer
       incorporation or organization)               Identification No.)

        1750 East Sunrise Boulevard
        Fort Lauderdale, Florida                          33304
        ---------------------------                       -----
 (Address of principal executive offices)               (zip code)


                         BANKATLANTIC SECURITY PLUS PLAN
                         -------------------------------
                            (Full title of the Plan)


                                 Alan B. Levan
                           BankAtlantic Bancorp, Inc.
                                1750 East Sunrise
                                    Boulevard
                         Fort Lauderdale, Florida 33304
                         ------------------------------
                     (Name and address of agent for service)

                                 (954) 760-5000
                                 --------------
                     (Telephone number, including area code,
                              of agent for service)

                                 With a Copy To:
                             Michael I. Keyes, Esq.
                              Stearns Weaver Miller
                                    Weissler
                           Alhadeff & Sitterson, P.A.
                            150 West Flagler Street,
                                   Suite 2200
                              Miami, Florida 33130
                                 (305) 789-3200

                         Calculation of Registration Fee

============================================================================================
                                             Proposed           Proposed
                                              maximum            maximum          Amount of
Title of securities        Amount to be   offering price        aggregate       registration
to be registered(1)         registered      per share(2)    offering price(2)      fee(2)
--------------------------------------------------------------------------------------------
Class A Common Stock,
par value $.01 per share     150,000         $7.125            $1,068,750         $297.12
============================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Estimated solely for purpose of calculating the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low prices of the Class A Common Stock on the New York Stock Exchange as of a date within five business days preceding the date of filing of this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed by BankAtlantic Bancorp, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated herein by this reference:

     (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, filed with the Commission on March 26, 1999.

     (2) The Company's Amendment to Annual Report on Form 10-K/A for the fiscal year ended December 31, 1998, filed with the Commission on April 30, 1999.

     (3) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, filed with the Commission on May 12, 1999.

     (4) The description of the Company's Class A Common Stock, $.01 par value per share, contained in the Company's Registration Statement on Form 8-A, filed with the Commission on June 25, 1997.

     All  documents  subsequently  filed by the Company and by the  BankAtlantic
Security Plus Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.


Item 4.   DESCRIPTION OF SECURITIES

          Not applicable.

Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          Not applicable.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 607.0850 of the Florida Business Corporation Act and the Articles of Incorporation and Bylaws of the Company provide for indemnification of the Company's directors and officers against claims, liabilities, amounts paid in settlement and expenses in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended (the "Securities Act"). In addition, the Company carries insurance permitted by the laws of the State of Florida on behalf of directors, officers, employees or agents which may cover liabilities under the Securities Act.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

Item 8.  EXHIBITS

     4.1 Amended and Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-3, filed on June 5, 1996 (Registration No. 333-05287)).

     4.2 Articles of Amendment to Amended and Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 1997, filed on March 13, 1998).

     4.3 Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-4, filed on May 5, 1994 (Registration No. 33-77708)).

     5.1  Opinion of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A.

     23.1 Consent of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A. (included as part of Exhibit 5.1 above).

     23.2 Consent of KPMG LLP.

     24.1 Powers of Attorney (included as part of the signature page of this Registration Statement).

Item 1.   UNDERTAKINGS

          (a) The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                    Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) To  reflect  in the  prospectus  any  facts  or  events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                    (iii)To include any  material  information  with  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               provided,however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          (d) The registrant undertakes that it will submit or it has submitted the BankAtlantic Security Plus Plan (the "Plan") and any restatement thereof or amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under Section 401 and the Internal Revenue Code of 1986, as amended.

                                   SIGNATURES


THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on the 8th day of July, 1999.

                                    BANKATLANTIC BANCORP, INC.



                                    By: /s/ Alan B. Levan
                                        ---------------------
                                        Alan B. Levan,
                                        Chairman of the Board, President
                                        and Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alan B. Levan, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                     TITLE                              DATE
---------                     -----                              ----


/s/ Alan B. Levan             Chairman of the Board,             July 8, 1999
--------------------          President and
Alan B. Levan                 Chief Executive Officer


/s/ Frank V. Grieco           Senior Executive Vice President    July 8, 1999
--------------------          and Principal Financial
Frank V. Grieco               and Accounting Officer


/s/ John E. Abdo              Vice-Chairman of the Board         July 8, 1999
--------------------
John E. Abdo

SIGNATURE                         TITLE                              DATE
---------                         -----                              ----

/s/ Steven M. Coldren             Director                     July 8, 1999
-----------------------------
Steven M. Coldren


                                  Director                     July 8, 1999
-----------------------------
Mary E. Ginestra


/s/ Bruno DiGiulian               Director                     July 8, 1999
-----------------------------
Bruno Di Giulian


/s/ Charlie C. Winningham,II      Director                     July 8, 1999
----------------------------
Charlie C. Winningham, II


/s/ Ben A. Plotkin                Director                     July 8, 1999
----------------------------
Ben A. Plotkin



The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on the 8th day of July, 1999.


                                        BANKATLANTIC SECURITY PLUS PLAN


                                        By: /s/Lewis Sarrica
                                            --------------------
                                            Lewis Sarrica, as trustee


                                        By: /s/Susan McGregor
                                            ---------------------
                                            Susan McGregor, as trustee


                                        By: /s/Anne Chernovy
                                            --------------------
                                            Anne Chernovy, as trustee